UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 28, 2016

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 28, 2016, Brewster Inc. (“Brewster”), a wholly-owned subsidiary of Viad Corp (the “Company”), entered into a credit agreement (the “Credit Agreement”) for a $38 million revolving credit facility (the “Revolving Credit Facility”), with BMO Harris Bank N.A. (the “Lender”), one of the lenders under the Company’s existing $300,000,000 credit facility (the “Viad Credit Facility”).  Loans under the Credit Agreement have a maturity date of December 28, 2017, and proceeds from the loans made under the Credit Agreement will be used in connection with the Company’s acquisition of the business of FlyOver Canada, potential future acquisitions in Canada, and other general corporate purposes of Brewster.  The Lender will have a first perfected security interest in all of the personal property of Brewster under the Revolving Credit Facility and a guaranty from Brewster Travel Canada, Inc., the immediate parent of Brewster, (secured by its present and future personal property), the Company, and all current or future subsidiaries of the Company that are required to be guarantors under the Viad Credit Facility.

The Credit Agreement contains representations and warranties customary for similar transactions, and the affirmative and negative covenants are substantially the same as those contained in the credit agreement for the Viad Credit Facility.  The Credit Agreement contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable), including, but not limited to: material incorrectness of a representation or warranty when made; nonpayment of principal or interest when due; breach of covenants or other terms; acceleration or payment default on other material indebtedness; unstayed material judgment beyond specified periods; change of control of the Company; invalidation of any guaranty or collateral document under the Credit Agreement; and any default under the credit agreement for the Viad Credit Facility.  If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans under the Credit Agreement may be accelerated and the Lender’s commitments may be terminated.  The occurrence of a bankruptcy or insolvency event of default will result in the automatic termination of commitments and acceleration of outstanding loans under the Credit Agreement.

Other than in respect of the Credit Agreement, the Viad Credit Facility, and an existing commercial banking relationship, the Company and its affiliates do not have any material relationships with the Lender.  The foregoing description is qualified by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 4 and is incorporated by reference herein.

Item 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 above is incorporated herein as if fully set forth herein.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4 –     Credit Agreement dated as of December 28, 2016 between Brewster Inc. and BMO Harris

          Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

January 3, 2017	By:	/s/ Deborah J. DePaoli
Deborah J. DePaoli
General Counsel and Secretary